As filed with the Securities and Exchange Commission on January 3, 2007.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOENIX FOOTWEAR GROUP, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	15-0327010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5840 El Camino Real, Suite 106

Carlsbad, California 92008

(Address, including zip code, of Principal Executive Offices)

PHOENIX FOOTWEAR GROUP, INC.

AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

James R. Riedman

President and Chief Executive Officer

Phoenix Footwear Group, Inc.

5840 El Camino Real, Suite 106

Carlsbad, California 92008

(760) 602-9688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Gregory W. Gribben, Esq.

Woods Oviatt Gilman LLP

700 Crossroads Building

2 State Street

Rochester, New York 14614

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $.01 per share	1,000,000	$4.42	4,420,000.00	$472.94

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2001 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the receipt of consideration which results in an increase of the outstanding shares of Common Stock of Phoenix Footwear Group, Inc.
(2)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales price reported on the American Stock Exchange on December 26, 2006 (which is within 5 business days prior to the date of filing this Form S-8).

Explanatory Note Regarding Registration of Additional Shares

Phoenix Footwear Group, Inc., formerly Daniel Green Company, filed a registration statement on Form S-8 with respect to its 2001 Long-Term Incentive Plan (the “Plan”) on September 7, 2001, in which 300,000 shares of $2.50 par value common stock were registered.

On May 10, 2002, Daniel Green Company reincorporated in Delaware as Phoenix Footwear Group, Inc. and changed its common stock to $.01 par value. The Plan’s name changed to the Phoenix Footwear Group, Inc. 2001 Long-Term Incentive Plan and the 300,000 shares previously registered were changed to $.01 par value common stock.

On May 22, 2003, Phoenix Footwear Group, Inc.’s stockholders approved an amendment to the Plan increasing the shares of common stock reserved thereunder from 300,000 to 500,000. On June 12, 2003, Phoenix Footwear Group, Inc.’s common stock was split 2-for-1 so that the 500,000 shares reserved for issuance under the Plan were increased to 1,000,000 shares. Additionally, the 300,000 shares registered under the original Form S-8 became 600,000 shares.

On May 11, 2004, Phoenix Footwear Group Inc.’s stockholders approved an amendment to the Plan increasing the shares of common stock reserved thereunder from 1,000,000 to 1,500,000. On June 10, 2004, Phoenix Footwear Group, Inc. filed a registration statement on Form S-8 registering the additional 900,000 shares authorized under the Plan for an aggregate of 1,500,000.

On May 30, 2006, Phoenix Footwear Group, Inc.’s stockholders approved an amendment to the Plan increasing the shares of common stock reserved thereunder from 1,500,000 to 2,500,000. This registration statement on Form S-8 relates to the additional 1,000,000 shares reserved under the Plan and incorporates by reference the contents of the original registration statement for the Plan on Form S-8 filed on September 7, 2001 (SEC File No. 333-69066) and the supplemental registration statement for the Plan on Form S-8 filed on June 10, 2004 (SEC File No 333-116391).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (“Securities Act”), is omitted from this registration statement (“Registration Statement”) in accordance with the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

Information required by Part I of Form S-8 to be contained in prospectuses meeting the requirements of Section 10(a) of the Securities Act is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference

The following documents filed by Phoenix Footwear Group, Inc., a Delaware corporation (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2005 (SEC File No. 001-31309).

•	Quarterly report on Form 10-Q for the quarter ended April 1, 2006 (SEC File No. 001-31309).

•	Quarterly report on Form 10-Q for the quarter ended July 1, 2006 (SEC File No. 001-31309).

•	Current reports on Form 8-K filed on January 5, 2006, January 12, 2006, March 23, 2006, May 2, 2006, May 15, 2006, July 27, 2006, July 27, 2006 and August 14, 2006 (File No. 001-31309) (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

•	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed April 30, 2002, as amended by Form 8-A/A filed on May 3, 2003 and September 24, 2003 (SEC File No. 001-31309) (including any amendment or report filed with the SEC for the purpose of updating such description).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

The description of the Registrant’s common stock pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in the previously filed Registration Statement on Form 8-A filed on April 30, 2002, as amended by Forms 8-A/A filed on May 3, 2002, and September 24, 2003 (including any amendment or report filed with the SEC for the purpose of updating such description).

Item 5. Interests of Named Experts and Counsel

Gordon E. Forth, a partner of Woods Oviatt Gilman LLP, which has acted as counsel to Registrant, serves as the assistant secretary of the Registrant.

Item 6. Indemnification of Directors and Officers

The Registrant is governed by Section 145 of the Delaware General Corporation Law. This section provides for indemnification of directors, officers and other employees in certain circumstances. Additionally, Section 102(b)(7) of the Delaware General Corporation Law provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances.

Article Sixth of the Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances. Article VI of the By-Laws provides indemnification to directors and officers of the Registrant for liability for certain losses in that capacity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor, however, (1) such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. These provisions also provide for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

The By-Laws authorize the Registrant to purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against such person and incurred by such person or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person. The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Registrant.

In addition the Registrant has entered into indemnification agreements with its executive officers and directors that are consistent with the foregoing provisions. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors and officers or controlling persons under these provisions, we have been informed by the SEC that in its opinion such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Phoenix Footwear Group, Inc. Amended and Restated 2001 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 28, 2006 (SEC File No. 001-31309))

5.1	Opinion of Woods Oviatt Gilman LLP*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Woods Oviatt Gilman LLP (set forth in Exhibit 5.1)*

24	Power of Attorney*

*	Filed herewith.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously diclosed in the registration statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on this 3rd day of January 2007.

PHOENIX FOOTWEAR GROUP, INC.

By:	/s/ James R. Riedman
Name:	James R. Riedman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James R. Riedman James R. Riedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 3, 2007

/s/ Kenneth E. Wolf* Kenneth E. Wolf	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	January 3, 2007

/s/ Steven M. DePerrior* Steven M. DePerrior	Director	January 3, 2007

/s/Robert A. Gunst /s/Robert A. Gunst	Director	January 3, 2007

/s/ Gregory M. Harden* Gregory M. Harden	Director	January 3, 2007

/s/ John C. Kratzer* John C. Kratzer	Director	January 3, 2007

/s/ Wilhelm Pfander* Wilhelm Pfander	Director	January 3, 2007

/s/ Frederick R. Port* Frederick R. Port	Director	January 3, 2007

/s/ John M. Robbins* John M. Robbins	Director	January 3, 2007

/s/ James R. Riedman * By James R. Riedman Power of Attorney January 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1	Phoenix Footwear Group, Inc. Amended and Restated 2001 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 28, 2006 (SEC File No. 001-31309))

5.1	Opinion of Woods Oviatt Gilman LLP*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Woods Oviatt Gilman LLP (set forth in Exhibit 5.1)*

24	Power of Attorney*

*	Filed herewith.